Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts
Eve Callahan	Cara Coon
SVP, Corporate Communications	VP, Communications and Public Affairs Director
503.727.4188	509.626.5348
evecallahan@umpquabank.com	cara.coon@bankwithsterling.com

Investor Contacts
Ron Farnsworth	Patrick J. Rusnak
EVP/Chief Financial Officer	EVP/Chief Financial Officer
503.727.4108	509.227.0961
ronfarnsworth@umpquabank.com	pat.rusnak@bankwithsterling.com

STERLING FINANCIAL CORPORATION TO MERGE WITH
UMPQUA HOLDINGS CORPORATION

-Will create West Coast’s largest community bank with 394 locations in five states
-Sterling shareholders to receive a fixed exchange ratio combination of 1.671 shares of Umpqua stock and $2.18 in cash per Sterling share

Portland, Ore. and Spokane, Wash. – September 11, 2013 – Umpqua Holdings Corporation (UMPQ) and Sterling Financial Corporation (STSA) announced today that they have entered into a definitive agreement pursuant to which Sterling will merge with and into Umpqua. The transaction will have a total value of approximately $2.0 billion.

The merger will result in the West Coast’s largest community bank with expanded geographic reach. The combined organization will have approximately $22 billion in assets, $15 billion in loans and $16 billion in deposits, with 5,000 associates and 394 stores across five states – Oregon, Washington, Idaho, California and Nevada. Umpqua and Sterling have also agreed to establish and fund a $10 million community foundation, underscoring their mutual commitment to serving their communities.

Upon completion of the merger, the company will operate under the Umpqua Bank name and brand. It will continue to deliver the high-touch level of service that Umpqua and Sterling customers expect, with an expanded branch and ATM network and a broad range of products and expertise in retail, small business, private and corporate banking; asset and wealth management; and securities brokerage.

Umpqua Holdings Corporation will continue to be led by Ray Davis as president and CEO. Sterling president and CEO Greg Seibly will join Umpqua Bank as co-president, with Umpqua Bank co-president Cort O’Haver serving in the same capacity.

Sterling Financial Corporation to Merge With Umpqua Holdings Corporation
September 11, 2013

“Together, Umpqua and Sterling will create something unique in the financial services industry, an organization that offers the products and expertise of a large bank but delivers them with the personal service and commitment of a community bank,” said Ray Davis. “With our size, shared cultures and financial strength, our combined organization will be uniquely positioned to deliver value for our associates, customers, communities and shareholders. We look forward to starting the process of bringing our companies together.”

"Sterling has emerged from its 2010 recapitalization a stronger, more profitable bank," said Greg Seibly, president and CEO of Sterling Financial Corporation. "Over the past ten quarters we have consistently demonstrated a trend of improved profitability because of our employees' unwavering commitment to their customers and their communities. We admire Umpqua's shared commitment to community banking and look forward to working with them to create one of the strongest, most innovative community banks in the country."

The boards of directors of both companies have unanimously approved the transaction. Upon completion, the combined Company’s board will have 13 directors, comprised of nine representatives from Umpqua and four representatives from Sterling. Peggy Fowler will continue as board chair.

Funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) and Warburg Pincus (“WP”), the two largest shareholders of Sterling, each owning approximately 20.8% of Sterling’s outstanding common stock, have agreed to vote in favor of and fully support the transaction, and THL and WP have the right to designate a representative of each firm to serve on the board of directors of the combined company following closing.

David Coulter, WP’s Vice Chairman, said, “We have been very pleased with what Sterling has achieved since we made our investment in 2010, and are delighted with the decision to combine with Umpqua. Umpqua has a long record of achievement and creating shareholder value, and together with Sterling will create what we believe will be the leading community bank in the West.”

Josh Bresler, Managing Director at THL, said, "The great potential that initially attracted us to making a significant investment in Sterling three years ago has been realized through the successful efforts of Greg Seibly and the entire Sterling team, and the merger with Umpqua is the logical next step for Sterling. The merger pairs two companies with exceptional management teams and franchises, and we believe it will create substantial value for us and all of the shareholders of both companies."

Under the terms of the agreement, Sterling shareholders will receive 1.671 shares of Umpqua common stock and $2.18 cash for each share of Sterling common stock. The total value of the Sterling merger consideration, based on the closing price of Umpqua shares on September 11, 2013 of $16.96, is $30.52.

The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and Sterling shareholders are not expected to recognize any taxable gain or loss in connection with the share exchange to the extent of the stock consideration received. Giving effect to the transaction, existing shareholders of Umpqua are expected to own approximately 51% of the outstanding shares of the combined company at closing, and Sterling shareholders are expected to own approximately 49%.

Sterling Financial Corporation to Merge With Umpqua Holdings Corporation
September 11, 2013

Umpqua expects the acquisition to be 12% accretive to 2015 operating earnings per share with 100% of synergies phased in. Tangible book value per common share is expected to be diluted by 4.6% at closing, with a two-and-one-half year earnback on a proforma basis.

Completion is expected during the first half of 2014, and is subject to approval by each company’s shareholders, regulatory approvals and other customary closing conditions.

J.P. Morgan Securities LLC served as financial advisor and provided a fairness opinion to Umpqua’s board, and Wachtell, Lipton, Rosen & Katz served as legal counsel to Umpqua. Sandler O’Neill + Partners, L.P. served as financial advisor and provided a fairness opinion to Sterling’s board, and Davis Polk & Wardwell LLP served as legal counsel to Sterling.

Conference call
Umpqua and Sterling will host an investor conference call to discuss the merger tomorrow, September 12, 2013, at 9:00 a.m. PDT. The conference call can be accessed by dialing 888-299-7207, passcode 9113028. A replay will be available at 888-203-1112, passcode 9113028.  In connection with the announcement of the transaction, an investor presentation will be filed with the SEC and will be available on Umpqua’s website at www.umpquaholdingscorp.com and on Sterling’s website at www.sterlingfinancialcorporation.com.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has locations between San Francisco, California, and Seattle, Washington, along the Oregon and Northern California Coast, Central Oregon and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Private Bank serves high net worth individuals and non-profits, providing trust and investment services. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

About Sterling Financial Corporation
Sterling Financial Corporation (NASDAQ:STSA) of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a Washington state chartered and federally insured commercial bank. Sterling Savings Bank does business as Sterling Bank in Washington, Oregon and Idaho and as Sonoma Bank and Borrego Springs Bank in California. The bank offers banking products and services, mortgage lending, and trust and investment products to individuals, small businesses, corporations and other commercial organizations. As of June 30, 2013, Sterling Financial Corporation had assets of $9.94 billion and operated depository branches in Washington, Oregon, Idaho and California. Visit Sterling Financial Corporation’s website at www.sterlingfinancialcorporation.com.

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  Umpqua Holdings Corporation (“Umpqua”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus of Sterling Financial Corporation (“Sterling”) and Umpqua, and Sterling and Umpqua will each

Sterling Financial Corporation to Merge With Umpqua Holdings Corporation
September 11, 2013

file other documents with respect to the proposed merger.  A definitive joint proxy statement/prospectus will be mailed to shareholders of Sterling and Umpqua.  Investors and security holders of Sterling and Umpqua are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Umpqua or Sterling through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Umpqua will be available free of charge on Umpqua’s internet website at www.umpquaholdingscorp.com  or by contacting Umpqua’s Investor Relations Department at 503.268.6675.  Copies of the documents filed with the SEC by Sterling will be available free of charge on Sterling’s internet website at www.sterlingfinancialcorporation.com or by contacting Sterling’s Investor Relations Department at 509.358.8097.

Umpqua, Sterling, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Umpqua is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, which were filed with the SEC on May 2, 2013 and August 6, 2013, respectively, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on February 25, 2013, and its Current Reports on Form 8-K, which were filed with the SEC on January 14, 2013, April 11, 2013 and April 22, 2013, respectively.  Information about the directors and executive officers of Sterling is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 15, 2013, and its Current Reports on Form 8-K or 8-K/A, which were filed with the SEC on January 28, 2013, March 4, 2013, May 2, 2013 (Item 5.07), May 10, 2013, June 20, 2013 and August 9, 2013, respectively.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts.  These forward-looking statements are subject to numerous risks and uncertainties.  Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s and Umpqua’s control.  These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Sterling or Umpqua in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Sterling and Umpqua; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions.  Sterling and Umpqua undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Umpqua’s and Sterling’s most recent Form 10-K and 10-Q reports and to Sterling’s and Umpqua’s most recent Form 8-K reports, which are available online at www.sec.gov.  No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Umpqua or Sterling.

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